UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2015

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	81-0422894
(State of incorporation)	(IRS Employer
Identification No.)

0-13063

(Commission File Number)

6650 S. El Camino Road, Las Vegas, Nevada 89118

(Address of registrant’s principal executive office)

(702) 897-7150

(Registrant’s telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.                                        Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 11, 2015, Scientific Games International, Inc. (“SGI”), a wholly owned subsidiary of  Scientific Games Corporation (the “Company”), entered into a joinder agreement with an additional commitment lender with respect to the credit agreement, dated as of October 18, 2013, as amended by Amendment No. 1 to the Credit Agreement, dated as of October 1, 2014 (as amended, the “Credit Agreement”), by and among SGI, as borrower, the Company, as a guarantor, the subsidiary guarantors party thereto, Bank of America, N.A., as administrative agent, and the lenders and other agents from time to time party thereto. Pursuant to the joinder agreement, the amount of the Company’s revolving credit availability under the Credit Agreement was increased by $25.0 million to $592.6 million.

For additional information, see the full text of the Credit Agreement and Amendment No. 1 to the Credit Agreement, copies of which were filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 18, 2013 and Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 7, 2014, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: February 17, 2015	By:	/s/ Jack B. Sarno
		Name:	Jack B. Sarno
		Title:	Vice President — Worldwide Legal Affairs and Corporate Secretary